Exhibit-24.1

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                         Report of Independent Auditors


We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated September 28, 1999 appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1999.



                                               /s/ PINKHAM & PINKHAM, P.C.
                                               --------------------------------
                                               Pinkham & Pinkham, P.C.
                                               Certified Public Accountants

April 25, 2000
Cranford, New Jersey


514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710 Fax: 908-653-1713

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